LOAN AGREEMENT

This Loan Agreement (“Agreement”), dated as of April 27, 2006, is executed by MGN Technologies, Inc. a British Columbia corporation (“Borrower”) in favor of Abettor Agencies, Ltd., a British Columbia corporation (“Lender”).

RECITALS

A.

The Lender desires to loan funds to Borrower pursuant to the terms of this Agreement and a Promissory Note of even date (the “Note”) in the principal sum of Two Hundred Thousand United States Dollars (US$200,000).  Borrower and Lender have also entered into, or Borrower has executed in favor of Lender, the following: (i) a Private Placement Subscription Agreement of even date (the “Subscription Agreement”) and (ii) a Stock Purchase Warrant of even date (the “Stock Purchase Warrant”) to issue a total of 100,000 warrants.  This Agreement, the Note, the Subscription Agreement, and the Stock Purchase Warrant are collectively referred to as the “Loan Documents”.

B.

The Borrower desires to borrow funds from Lender on the terms and conditions set forth in this Agreement and the other Loan Documents.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower hereby agrees as follows:

1.

Loan Amount.  Subject to the terms and conditions set forth in this Agreement and the other Loan Documents, Lender agrees to advance Borrower the principal sum of Two Hundred Thousand United States Dollars (US$200,000) (the “Loan”).

2.

Loan Terms.  Borrower agrees that the following terms and conditions shall apply to the Loan.

a.

The term of the Loan (the “Term”) shall be the earlier of (i) 120 days from the date of this Agreement, or (ii) the date upon which Borrower closes a round of equity financing with commitments in the aggregate of not less than One Million Five Hundred Thousand United States Dollars (US$1,500,000) (such date, the “Maturity Date” as provided for in the Note).  There shall be no monthly or other installment payments , and all sums due under the Note shall be paid in full on or before the Maturity Date.

b.

The Loan shall bear interest at the rate of ten percent (10%) per annum, simple interest, computed on the basis of a 365 day year and the actual days elapsed from the date of this Agreement.

c.

Borrower agrees that upon the occurrence of an Event of Default as defined in the Note, Lender shall be entitled to receive and Borrower shall pay interest in accordance with Article 4 of this Note.

d.

At the Closing (as defined below), Borrower shall pay to Lender a finder’s fee of Twenty Thousand United States Dollars (US$20,000) (the “Finder’s Fee”).

e.

Borrower shall provide Lender warrants to purchase One Hundred Thousand (100,000) shares of the common stock of Borrower at an exercise price of One Dollar (US$1.00) per share, as more fully described in the Stock Purchase Warrant and the Subscription Agreement.

3.

Loan Documents.  The Loan made by Lender to Borrower hereunder shall be evidenced by the Note, which Borrower will execute and deliver at the Closing together with the other Loan Documents as set forth in Section 5 below.  As further inducement to Lender to make the Loan, Borrower will also execute the Stock Purchase Warrant.

4.

Closing.  Subject to the satisfaction of the terms and conditions set forth in Section 5 below, the closing of the loan transaction contemplated by this Agreement (the “Closing”) shall take place on April 30, 2006 (the “Closing Date”) at such place as mutually agreed by the parties hereto.

5.

Conditions to Closing.

a.

The obligation of Lender to make and fund the Loan at the Closing is subject to satisfaction of the following:

i.

Borrower shall have delivered to Lender (A) copies of the minutes signed by the Secretary of the Company’s Board of Directors or consent resolutions of the Board of Directors authorizing the execution, delivery and performance of each of the Loan Documents; (B) this Agreement, the Stock Purchase Warrant and the Subscription Agreement duly executed by an authorized officer of Borrower; and (C) such other documents and instruments as Lender and its counsel may reasonably request consistent with the terms of this Agreement.

ii.

Borrower shall have paid to Lender the Finder’s Fee.

b.

The obligations of Borrower to proceed at the Closing are subject to satisfaction of the following:

i.

Lender shall have paid the Loan of US$200,000 to Borrower (subject to deduction at the Closing for and payment by Borrower to Lender of the Finder’s Fee).

ii.

Lender shall have delivered this Agreement and the Subscription Agreement duly executed by an authorized officer of Lender.

6.

Representations and Warranties of Borrower.  Borrower is a corporation duly organized, validly existing and in good standing under the laws of the Province of British Columbia.  Borrower has full power and authority to execute and deliver this Agreement and the other Loan Documents and perform its obligations hereunder and thereunder.  The execution, delivery and performance of this Agreement and the other Loan documents have been duly authorized by Borrower.  Each of the Loan Documents constitutes the valid and legally binding obligation of Borrower, enforceable against it in accordance with their respective terms and conditions.  The execution, delivery and performance by Borrower of this Agreement and of the Loan Documents do not and shall not (i) conflict with or result in a breach of, (ii) result in the creation of a lien on Borrower’s assets pursuant to, (iii) give a third party the right to modify, terminate or accelerate any obligations under or (iv) require any authorization, exemption or other action by or notice to or filing with a court or administrative or governmental body or agency pursuant to, any of the constituent documents of Borrower, any law, statute, rule or regulation to which Borrower or any of its assets is subject, or any agreement, instrument, other, judgment or decree to which Borrower is subject.

7.

Miscellaneous.

a.

Notices.  Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon Borrower under this Loan Agreement shall be in writing and faxed, mailed or delivered to each party to the facsimile number or its address set forth below (or to such other facsimile number or address as the recipient of any notice shall have notified the other in writing).  All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service recognized standing, on the business day following the deposit with such service; (b) when mailed, by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, three (3) business days after mailed; (c) when delivered by hand, upon delivery; and (d) when faxed, upon confirmation of receipt.  Delivery of notice to either party’s counsel as shown below shall not constitute notice to such party.

Lender:

Abettor Agencies Ltd.

4661 Saddlehorn Cres.

Langley, British Columbia V2Z 2L7

Telephone: 604-813-3016

Facsimile:

Borrower:

MGN Technologies, Inc.

409 Granville Street

Suite 1505

Vancouver, British Columbia V6C 1T2

Telephone: 604-602-9596

Facsimile: 604-642-6411

With a copy to:

Cam McTavish

Clark Wilson LLP

885 West Georgia Street

Suite 800

Vancouver, British Columbia V6C 3H1

Telephone: 604-687-5700

Facsimile: 604-687-6314

b.

Nonwaiver.  No failure or delay on Lender’s part in exercising any right hereunder shall operate as a waiver thereof or any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

c.

Amendment and Waivers.  This Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Borrower and Lender.  Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

d.

Assignments.  This Agreement shall be binding upon and inure to the benefit of Lender and Borrower and their respective successors and assigns; provided, however, that Borrower may not sell, assign or delegate rights and obligations hereunder without the prior written consent of Lender, in its sole discretion.

e.

Payments Free of Taxes.  All payments made by Borrower under the Loan Documents shall be made by Borrower free and clear of any without deduction for any and all present and future taxes, levies, charges, deductions and withholdings.  In addition, Borrower shall pay upon demand any stamp or other taxes, levies, or charges of any jurisdiction with respect to the execution, delivery, registration, performance and enforcement of this Agreement.  Upon request by Lender, Borrower shall furnish evidence reasonably satisfactory to Lender that all requisite authorizations and approvals by, and notices to and filings with, governmental authorities and regulatory bodies have been obtained and made and that all requisite taxes, levies and charges have been paid.

f.

Partial Invalidity.  If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability, of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall not in any way be affected or impaired thereby.

g.

Construction.  Each of this Agreement and the other Loan Documents is the result of negotiations among, and has been reviewed by, Borrower, Lender and their respective counsel.  Accordingly, this Agreement and the other Loan Documents shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against Borrower or Lender.

h.

Entire Agreement.  This Agreement taken together with the other Loan Documents constitute and contain the entire agreement of Borrower and Lender and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

i.

Other Interpretive Provisions.  References in this Agreement and each of the other Loan Documents to any document, instrument or agreement (a) includes all exhibits, schedules and other attachments thereto, (b) includes all documents, instruments or agreement issued or executed in replacement thereof, and (c) means such document, instruments or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time.  The words “hereof,” “herein” and “hereunder” are words of similar import when used in this Agreement or any other Loan Documents refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be.  The words “include” and “including” and words of similar import when used in this Agreement or any other Loan Document shall not be construed to be limiting or exclusive.  The Recitals set forth above are hereby incorporated into and made an integral part of this Agreement.

j.

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia.

k.

Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

l.

Electronic Means.  Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of providing a printed copy will be deemed to be execution and delivery of this Agreement as of the date set forth above.

m.

Business Days.  If the last or appointed day for the taking of any action required or the expiration of any rights granted herein shall be a Saturday, Sunday or legal holiday in the Province of British Columbia, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday, Sunday or such legal holiday.

IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be executed as of the day and year first above written.

Borrower:

MGN TECHNOLOGIES, INC.

By:	“Mark Jensen”
Name:	Mark Jensen
Title:	CEO

Lender:

ABETTOR AGENCIES LTD.

By:	“John Pybms”
Name:	John Pybms
Title:	President